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EXHIBIT 11.1 COMPUTATION OF PER SHARE EARNINGS

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
                                                     FOR THE THREE MONTHS ENDED
                                                              MARCH 31,
                                                    ---------------------------
                                                       1999            1998
                                                    -----------     -----------
Weighted average common stock...................      7,957,342       7,876,209
Weighted average common stock equivalents.......        206,898         338,411
                                                    -----------     -----------

Weighted average common stock and equivalents...      8,164,240       8,214,620
                                                    ===========     ===========

Net income......................................    $ 2,217,202     $ 1,402,927
                                                    ===========     ===========

Net income per share - Basic....................    $      0.28     $      0.18
                                                    ===========     ===========
Net income per share - Diluted..................    $      0.27     $      0.17
                                                    ===========     ===========
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